Exhibit 99.1

Regional Management Corp. Announces First Quarter 2016 Results

- Net income of $5.2 million; diluted earnings per share of $0.40 -

- Total finance receivables of $607 million, up 15.5% compared to prior-year period -

- Total delinquencies as a percentage of finance receivables of 16.7%; historic low -

Greenville, South Carolina – April 28, 2016 – Regional Management Corp. (NYSE: RM), a diversified specialty consumer finance company, today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights and Subsequent Events

•	Net income for the first quarter of 2016 was $5.2 million, an increase of $1.1 million from the prior-year period. Diluted earnings per share were $0.40 based on a diluted share count of 12.9 million.

•	Total finance receivables as of March 31, 2016 were $607.4 million, an increase of 15.5% from the prior year and a decrease of 3.4% sequentially due to normal seasonality:

•	Large loan finance receivables as of March 31, 2016 were $162.3 million, an increase of 156.2% compared to the prior year and an increase of 10.7% sequentially.

•	Branch small loan and convenience check finance receivables, collectively, as of March 31, 2016 were $310.5 million, an increase of 6.5% over the prior year and a decrease of 8.2% sequentially due to normal seasonality.

•	Total revenue for the first quarter of 2016 was $56.7 million, a $4.2 million, or 7.9%, increase from the prior-year period. Revenue growth over the prior-year period was driven by a 15.5% increase in receivables, partially offset by an overall yield decline of 270 basis points. On a sequential basis, yield declined by 20 basis points.

•	Net charge-offs[1] for the first quarter of 2016 were $15.0 million, or 9.7% of average finance receivables.

[1]	Net charge-offs are reported on an annualized basis.

•	Total delinquencies as a percentage of total finance receivables as of March 31, 2016 were a historical low of 16.7%, an improvement sequentially from 20.3% as of December 31, 2015 and from 19.2% as of March 31, 2015.

•	30+ day contractual delinquencies as of March 31, 2016 were 6.2%, an improvement sequentially from 7.2% as of December 31, 2015 and from 6.3% as of March 31, 2015.

•	During the first quarter of 2016, Regional Management repurchased 571,544 shares at a weighted-average price of $15.49 per share. As of April 27, 2016, Regional Management had repurchased $15.1 million of shares, leaving $9.9 million of availability remaining under Regional Management’s $25.0 million share repurchase program.

•	Regional Management opened 8 new branches in the first quarter of 2016. As of March 31, 2016, Regional Management’s branch network consisted of 339 locations.

“Our first quarter performance continued the progress we saw throughout 2015, particularly on our top line and in our overall finance receivables,” said Michael R. Dunn, Chief Executive Officer of Regional Management Corp. “Our core products, led most prominently once again by our large and branch small loans, drove the 15.5% year-over-year growth in our portfolio, and of particular note, our large loan portfolio now comprises nearly 27% of our total loan portfolio. Our targeted focus on these areas helped mitigate the usual first quarter portfolio seasonal liquidation and primes us for another year of solid origination and portfolio growth.”

“In addition to the performance of our overall portfolio, our total and 30+ day delinquency levels at the end of the first quarter were at or near historically low levels – a testament to the ongoing improvements in our underwriting practices and credit metrics,” continued Mr. Dunn. “Overall, our focus remains on executing on our core product strategy, while continuing to invest in our operations throughout the year in order to firmly position us for long-term sustainable and profitable growth.”

First Quarter 2016 Results

Finance receivables outstanding at March 31, 2016 were $607.4 million, a 15.5% increase from $525.9 million in the prior year. Finance receivables increased primarily due to an increase in both Regional Management’s small and large loan portfolios and the addition of 33 de novo branches since March 31, 2015.

For the first quarter ended March 31, 2016, Regional Management reported total revenue of $56.7 million, a 7.9% increase from $52.5 million in the prior-year period. Interest and fee income for the first quarter of 2016 was $51.3 million, a 9.0% increase from $47.1 million in the prior-year period, primarily due to an increase in the portfolios of both small and large loans compared to the prior-year period and partially offset by lower interest and fee yield, primarily in the convenience check and branch small loan portfolios. Insurance income, net for the first quarter of 2016 was $2.9 million, comparable with the prior-year period. Other income for the first quarter of 2016 was $2.5 million, also comparable with the prior-year period.

Provision for credit losses in the first quarter of 2016 was $13.8 million versus $9.7 million in the prior-year period. Net charge-offs were $15.0 million in the first quarter of 2016 versus $13.3 million in the prior-year period. As a percentage of average finance receivables, net charge-offs for the first quarter of 2016 were 9.7%, a slight improvement from 9.9% in the prior-year period. The provision in the first quarter of 2015 was considerably lower than net charge-offs in that period due to a release of allowance related to the issuance of convenience checks to lower credit quality customers reported in the third quarter of 2014.

On a sequential basis, net charge-offs of $15.0 million were $1.3 million higher than the fourth quarter of 2015 (excluding the bulk sale of charged-off loans), consistent with the higher dollar amount of accounts in the last three delinquency buckets at December 31, 2015 compared to September 30, 2015. The higher delinquency levels in the second half of 2015 and the higher net charge-offs for the first quarter of 2016 were partially due to seasonality and partially due to tighter underwriting criteria implemented in the third quarter of 2015.

General and administrative expenses for the first quarter of 2016 were $29.8 million, a decrease of 8.6% from $32.6 million in the prior-year period, driven primarily by $2.2 million of improvement in home office expenses and $1.0 million in reduced marketing, and partially offset by a $0.4 million increase in branch expenses. Branch expenses include changes in staffing and incentive plans for all branches, as well as the expenses associated with 33 branches added since March 31, 2015. Excluding $0.4 million of loan system conversion costs in the first quarter of 2016 and excluding non-operating compensation-related costs of $2.1 million and loan system conversion costs of $0.6 million in the first quarter of 2015, general and administrative expenses for the first quarter of 2016 would have been $29.4 million versus $30.0 million in the prior-year period.

GAAP net income for the first quarter of 2016 was $5.2 million, a 26.8% increase compared to GAAP net income of $4.1 million in the prior-year period. Diluted earnings per share for the first quarter of 2016 were $0.40, an increase from $0.31 in the prior-year period. Excluding the aforementioned non-operating expenses in both periods, non-GAAP net income in the first quarter of 2016 would have been $5.4 million and diluted earnings per share would have been $0.42, compared to non-GAAP net income of $5.7 million and diluted earnings per share of $0.44 in the prior-year period. For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measure, please refer to the reconciliation table accompanying this release.

2016 De Novo Outlook

As of March 31, 2016, Regional Management’s branch network consisted of 339 locations. Regional Management opened 8 de novo branches in the first quarter of 2016 and, for the full year 2016, maintains its plans to open between 20 and 25 de novo branches.

Liquidity and Capital Resources

As of March 31, 2016, Regional Management had finance receivables of $607.4 million and outstanding long-term debt of $396.5 million (consisting of $332.7 million of long-term debt on its $538.0 million senior revolving credit facility and $63.8 million of long-term debt on its $75.7 million amortizing loan).

Conference Call Information

Regional Management Corp. will host a conference call and webcast today at 5:00 PM ET to discuss these results.

The dial-in number for the conference call is (855) 590-2959 (toll-free) or (503) 343-6651 (direct), passcode 91371922. Please dial the number 10 minutes prior to the scheduled start time.

*** A supplemental slide presentation will be made available on Regional Management’s website prior to the earnings call at www.RegionalManagement.com. ***

In addition, a live webcast of the conference call will also be available on Regional Management’s website at www.RegionalManagement.com.

A replay will be available following the end of the call through Thursday, May 5, 2016, by telephone at (855) 859-2056 (toll-free) or (404) 537-3406 (direct), passcode 91371922. A webcast replay of the call will be available at www.RegionalManagement.com for one year following the call.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, which represent Regional Management Corp.’s expectations or beliefs concerning future events. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. Factors that could cause actual results or performance to differ from the expectations expressed or implied in such forward-looking statements include, but are not limited to, the following: the continuation or worsening of adverse conditions in the global and domestic credit markets and uncertainties regarding, or the impact of, governmental responses to those conditions; changes in interest rates; risks related to acquisitions; risks related to opening new branches, including the ability or inability to open new branches as planned; risks inherent in making loans, including repayment risks and value of collateral, which risks may increase in light of adverse or recessionary economic conditions; recently-enacted or proposed legislation; the timing and amount of revenues that may be recognized by Regional Management; changes in current revenue and expense trends (including trends affecting delinquencies and charge-offs); changes in Regional Management’s markets and general changes in the economy (particularly in the markets served by Regional Management); changes in operating and administrative expenses; and the departure, transition or replacement of key personnel. Such factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not and is not responsible for updating the information contained in this press release beyond the publication date, or for changes made to this document by wire services or Internet services.

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified specialty consumer finance company providing a broad array of loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies and other traditional lenders. Regional Management began operations in 1987 with four branches in South Carolina and has since expanded its branch network across South Carolina, Texas, North Carolina, Tennessee, Alabama, Oklahoma, New Mexico, Georgia and Virginia. Each of its loan products is structured on a fixed rate, fixed term basis with fully amortizing equal monthly installment payments and is repayable at any time without penalty. Regional Management’s loans are sourced through its multiple channel platform, including in its branches, through direct mail campaigns, independent and franchise automobile dealerships, online credit application networks, retailers and its consumer website. For more information, please visit www.RegionalManagement.com.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

Regional Management Corp. and Subsidiaries

Consolidated Statements of Income

(Unaudited)

(in thousands, except per share amounts)

			Better (Worse)
	1Q’16	1Q’15	$	%
Revenue
Interest and fee income	$51,300	$47,065	$4,235	9.0%
Insurance income, net	2,939	2,929	10	0.3%
Other income	2,458	2,530	(72)	(2.8)%

Total revenue	56,697	52,524	4,173	7.9%

Expenses
Provision for credit losses	13,791	9,712	(4,079)	(42.0)%

Personnel	17,127	19,760	2,633	13.3%
Occupancy	4,863	4,105	(758)	(18.5)%
Marketing	1,515	2,471	956	38.7%
Other	6,300	6,287	(13)	(0.2)%

Total general and administrative	29,805	32,623	2,818	8.6%

Interest expense	4,710	3,604	(1,106)	(30.7)%

Income before income taxes	8,391	6,585	1,806	27.4%
Income taxes	3,215	2,502	(713)	(28.5)%

Net income	$5,176	$4,083	$1,093	26.8%

Net income per common share:
Basic	$0.41	$0.32	$0.09	28.1%

Diluted	$0.40	$0.31	$0.09	29.0%

Weighted-average shares outstanding:
Basic	12,756	12,838	(82)	(0.6)%

Diluted	12,949	13,061	(112)	(0.9)%

Return on average assets (annualized)	3.4%	3.2%

Return on average equity (annualized)	10.1%	9.0%

Regional Management Corp. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

(in thousands, except par value amounts)

			Increase (Decrease)
	1Q’16	1Q’15	$	%
Assets
Cash	$7,436	$2,060	$5,376	261.0%
Gross finance receivables	761,294	638,809	122,485	19.2%
Unearned finance charges, insurance premiums, and commissions	(153,931)	(112,902)	(41,029)	(36.3)%

Finance receivables	607,363	525,907	81,456	15.5%
Allowance for credit losses	(36,230)	(36,950)	720	1.9%

Net finance receivables	571,133	488,957	82,176	16.8%
Restricted cash	10,818	1,901	8,917	469.1%
Property and equipment, net of accumulated depreciation	9,888	7,836	2,052	26.2%
Intangible assets, net	2,907	1,166	1,741	149.3%
Deferred tax asset, net	2,453	1,372	1,081	78.8%
Goodwill	716	716	—	0.0%
Repossessed assets at net realizable value	467	400	67	16.8%
Other assets	3,889	2,592	1,297	50.0%

Total assets	$609,707	$507,000	$102,707	20.3%

Liabilities and Stockholders’ Equity
Liabilities:
Long-term debt	$396,543	$312,538	$84,005	26.9%
Unamortized debt issuance costs	(2,443)	(742)	(1,701)	(229.2)%

Net long-term debt	394,100	311,796	82,304	26.4%
Accounts payable and accrued expenses	13,685	10,905	2,780	25.5%

Total liabilities	407,785	322,701	85,084	26.4%
Commitments and Contingencies
Stockholders’ equity:
Preferred stock, $0.10 par value, 100,000 shares authorized, no shares issued or outstanding	—	—	—	—
Common stock, $0.10 par value, 1,000,000 shares authorized, 12,939 shares issued and 12,367 shares outstanding at March 31, 2016 and 12,848 shares issued and outstanding at March 31, 2015	1,294	1,285	9	0.7%
Additional paid-in-capital	89,565	87,538	2,027	2.3%
Retained earnings	119,934	95,476	24,458	25.6%
Treasury stock, at cost, 572 shares at March 31, 2016	(8,871)	—	(8,871)	(100.0)%

Total stockholders’ equity	201,922	184,299	17,623	9.6%

Total liabilities and stockholders’ equity	$609,707	$507,000	$102,707	20.3%

Regional Management Corp. and Subsidiaries

Selected Financial Data

(Unaudited)

(in thousands, except per share amounts)

	Averages and Yields
	1Q’16		4Q’15		1Q’15
	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)	Average Finance Receivables	Average Yield (Annualized)
Branch small loans	$153,516	43.1%	$151,983	43.1%	$124,350	46.2%
Convenience checks	172,133	40.8%	180,395	41.4%	181,425	45.9%
Large loans	152,938	28.2%	133,457	28.0%	52,738	26.7%
Automobile loans	111,008	18.2%	122,049	18.4%	150,107	19.2%
Retail loans	27,923	19.2%	26,453	19.4%	25,121	18.2%

Total interest and fee yield	$617,518	33.2%	$614,337	33.4%	$533,741	35.3%

Total revenue yield	$617,518	36.7%	$614,337	36.9%	$533,741	39.4%

	Components of Increase in Interest and Fee Income 1Q’16 Compared to 1Q’15 Increase (Decrease)
	Volume	Rate	Net
Branch small loans	$3,196	$(1,013)	$2,183
Convenience checks	(1,029)	(2,211)	(3,240)
Large loans	7,047	200	7,247
Automobile loans	(1,796)	(355)	(2,151)
Retail loans	133	63	196

Total increase (decrease) in interest and fee income	$7,551	$(3,316)	$4,235

	Net Loans Originated (1)
	1Q’16	4Q’15	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q’15	YoY $ Inc (Dec)	YoY % Inc (Dec)
Branch small loans	$58,399	$81,074	$(22,675)	(28.0)%	$51,371	$7,028	13.7%
Convenience checks	55,978	83,230	(27,252)	(32.7)%	60,653	(4,675)	(7.7)%
Large loans	48,569	52,686	(4,117)	(7.8)%	29,829	18,740	62.8%
Automobile loans	8,485	7,563	922	12.2%	14,590	(6,105)	(41.8)%
Retail loans	8,701	8,978	(277)	(3.1)%	6,727	1,974	29.3%

Total net loans originated	$180,132	$233,531	$(53,399)	(22.9)%	$163,170	$16,962	10.4%

(1)	Represents the balance of loan origination and refinancing net of unearned finance charges

	Other Key Metrics
	1Q’16	4Q’15	1Q’15
Net charge-offs	$15,013	$11,783	$13,273
Net charge-offs (bulk sale of charged-off loans)	—	1,964	—

Net charge-offs (excluding sale)	$15,013	$13,747	$13,273
Percentage of average finance receivables (annualized)	9.7%	9.0%	9.9%

Provision for credit losses	$13,791	$11,449	$9,712
Provision for credit losses (bulk sale of charged-off loans)	—	1,964	—

Provision for credit losses (excluding sale)	$13,791	$13,413	$9,712
Percentage of average finance receivables (annualized)	8.9%	8.7%	7.3%
Percentage of total revenue	24.3%	23.7%	18.5%

General and administrative expenses	$29,805	$28,550	$32,623
Percentage of average finance receivables (annualized)	19.3%	18.6%	24.4%
Percentage of total revenue	52.6%	50.4%	62.1%

Same store results:
Finance receivables at period-end	$552,313	$599,415	$501,393
Finance receivable growth rate	7.3%	11.7%	1.1%
Number of branches in calculation	306	296	264

	Finance Receivables by Product
	1Q’16	4Q’15	QoQ $ Inc (Dec)	QoQ % Inc (Dec)	1Q’15	YoY $ Inc (Dec)	YoY % Inc (Dec)
Branch small loans	$148,700	$157,755	$(9,055)	(5.7)%	$121,649	$27,051	22.2%
Convenience checks	161,802	180,402	(18,600)	(10.3)%	170,013	(8,211)	(4.8)%
Large loans	162,301	146,553	15,748	10.7%	63,338	98,963	156.2%

Total core loans	472,803	484,710	(11,907)	(2.5)%	355,000	117,803	33.2%
Automobile loans	106,297	116,109	(9,812)	(8.5)%	146,724	(40,427)	(27.6)%
Retail loans	28,263	27,625	638	2.3%	24,183	4,080	16.9%

Total finance receivables	$607,363	$628,444	$(21,081)	(3.4)%	$525,907	$81,456	15.5%

Number of branches at period end	339	331	8	2.4%	306	33	10.8%
Average finance receivables per branch	$1,792	$1,899	$(107)	(5.6)%	$1,719	$73	4.2%

	1Q’15	4Q’14	QoQ $ Inc (Dec)	QoQ % Inc (Dec)
Total finance receivables	$525,907	$546,192	$(20,285)	(3.7)%

	Contractual Delinquency by Aging
	1Q’16		4Q’15		1Q’15
Allowance for credit losses	$36,230	6.0%	$37,452	6.0%	$36,950	7.0%

Current	505,801	83.3%	500,591	79.7%	425,088	80.8%
1 to 29 days past due	63,686	10.5%	82,589	13.1%	67,653	12.9%

Delinquent accounts:
30 to 59 days	11,986	1.9%	15,654	2.5%	11,596	2.2%
60 to 89 days	7,640	1.3%	9,858	1.6%	6,824	1.3%
90 to 119 days	7,099	1.1%	7,696	1.1%	4,844	0.9%
120 to 149 days	5,914	1.0%	6,678	1.1%	4,881	0.9%
150 to 179 days	5,237	0.9%	5,378	0.9%	5,021	1.0%

Total contractual delinquency	$37,876	6.2%	$45,264	7.2%	$33,166	6.3%

Total finance receivables	$607,363	100.0%	$628,444	100.0%	$525,907	100.0%

1 day and over past due	$101,562	16.7%	$127,853	20.3%	$100,819	19.2%

	Contractual Delinquency by Product
	1Q’16		4Q’15		1Q’15
Branch small loans	$12,627	8.5%	$14,765	9.4%	$8,890	7.3%
Convenience checks	12,351	7.6%	15,420	8.5%	14,681	8.6%
Large loans	5,561	3.4%	4,945	3.4%	1,704	2.7%
Automobile loans	6,120	5.8%	8,713	7.5%	6,854	4.7%
Retail loans	1,217	4.3%	1,421	5.1%	1,037	4.3%

Total contractual delinquency	37,876	6.2%	$45,264	7.2%	$33,166	6.3%

	Quarterly Trend
	1Q’15	2Q’15	3Q’15	4Q’15	1Q’16	QoQ $ B(W)	YoY $ B(W)
Revenue
Interest and fee income	$47,065	$47,668	$49,741	$51,320	$51,300	$(20)	$4,235
Insurance income, net	2,929	3,120	2,767	2,838	2,939	101	10
Other income	2,530	2,213	2,588	2,527	2,458	(69)	(72)

Total revenue	52,524	53,001	55,096	56,685	56,697	12	4,173

Expenses
Provision for credit losses	9,712	12,102	14,085	11,449	13,791	(2,342)	(4,079)

Personnel	19,760	16,211	15,993	17,283	17,127	156	2,633
Occupancy	4,105	4,227	4,458	4,522	4,863	(341)	(758)
Marketing	2,471	2,009	1,134	1,403	1,515	(112)	956
Other	6,287	5,796	4,597	5,342	6,300	(958)	(13)

Total general and administrative	32,623	28,243	26,182	28,550	29,805	(1,255)	2,818

Interest expense	3,604	3,932	4,335	4,350	4,710	(360)	(1,106)

Income before income taxes	6,585	8,724	10,494	12,336	8,391	(3,945)	1,806
Income taxes	2,502	3,316	3,987	4,969	3,215	1,754	(713)

Net income	$4,083	$5,408	$6,507	$7,367	$5,176	$(2,191)	$1,093

Net income per common share:
Basic	$0.32	$0.42	$0.51	$0.57	$0.41	$(0.16)	$0.09

Diluted	$0.31	$0.41	$0.50	$0.56	$0.40	$(0.16)	$0.09

Weighted-average shares outstanding:
Basic	12,838	12,845	12,881	12,891	12,756	(135)	(82)

Diluted	13,061	13,078	13,111	13,105	12,949	(156)	(112)

Net interest margin	48,920	49,069	50,761	52,335	51,987	(348)	3,067

Net credit margin	35,647	36,188	38,291	40,552	36,974	(3,578)	1,327

	1Q’15	2Q’15	3Q’15	4Q’15	1Q’16	QoQ $ Inc (Dec)	YoY $ Inc (Dec)
Total assets	507,000	560,351	587,508	626,373	609,707	(16,666)	102,707

Finance receivables	525,907	572,525	601,608	628,444	607,363	(21,081)	81,456

Allowance for credit losses	36,950	36,171	37,786	37,452	36,230	(1,222)	(720)

Long-term debt	312,538	359,491	379,617	411,177	396,543	(14,634)	84,005

	Headcount Trend
	1Q’15	2Q’15	3Q’15	4Q’15	1Q’16	QoQ Inc (Dec)	YoY Inc (Dec)
Legacy branch headcount	1,288	1,245	1,256	1,280	1,237	(43)	(51)
2016 new branches					17	17	17

Total branch headcount	1,288	1,245	1,256	1,280	1,254	(26)	(34)
Home office headcount	125	120	129	133	137	4	12

Total headcount	1,413	1,365	1,385	1,413	1,391	(22)	(22)

Number of branches	306	316	322	331	339	8	33

	General & Administrative Expenses Trend
	1Q’15	2Q’15	3Q’15	4Q’15	1Q’16	QoQ $ B(W)	YoY $ B(W)
Legacy branch G&A expenses	$19,370	$17,094	$18,876	$18,862	$19,205	$(343)	$165
2016 new branches					548	(548)	(548)

Total branch G&A expenses	19,370	17,094	18,876	18,862	19,753	(891)	(383)
Marketing	2,471	2,009	1,134	1,403	1,515	(112)	956
Home office G&A expenses	10,782	9,140	6,172	8,285	8,537	(252)	2,245

Total G&A expenses	$32,623	$28,243	$26,182	$28,550	$29,805	$(1,255)	$2,818

Because it adjusts for certain non-operating and non-cash items, the Company believes that non-GAAP measures are useful to investors as supplemental financial measures that, when viewed with its GAAP financial information, provide information regarding trends in the Company’s results of operations and credit metrics, which is intended to help investors meaningfully evaluate and compare the Company’s results of operations and credit metrics between periods.

	Non-GAAP Reconciliation
	1Q’16	Adjustments		Non-GAAP
General and administrative expenses	$29,805	$(392	)(2)	$29,413
Income taxes	$3,215	$150	(4)	$3,365
Net income	$5,176	$242		$5,418
Diluted net income per common share	$0.40	$0.02		$0.42

	Non-GAAP Reconciliation
	1Q’15	Adjustments		Non-GAAP
General and administrative expenses	$32,623	$(2,672	)(1)(2)(3)	$29,951
Income taxes	$2,502	$1,015	(4)	$3,517
Net income	$4,083	$1,657		$5,740
Diluted net income per common share	$0.31	$0.13		$0.44

(1)	Exclude executive retirement agreement costs of $533
(2)	Exclude loan system conversion costs of $392 and $609 for 1Q’16 and 1Q’15
(3)	Exclude CEO equity award costs of $1,530
(4)	Tax effect of the adjustments